                                                                     EXHIBIT 4.1



Warrant No.  98-1










                          WARRANT AND WARRANT AGREEMENT













                          Dated as of November 6, 1998

THIS WARRANT AND THE SHARES OBTAINABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH WARRANT OR SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                                 CYBERCASH, INC.

                          WARRANT AND WARRANT AGREEMENT

This certifies that in consideration of the covenants and agreements of the parties contained in the Operating Agreement dated October 15, 1998, the adequacy of which consideration is hereby acknowledged, First USA Bank, or its registered permitted assigns (the "Holder") is entitled to subscribe for and purchase up to 600,000 shares (subject to adjustment as described herein) of fully paid and nonassessable Common Stock (the "Warrant Shares") of CyberCash, Inc., a Delaware corporation (the "Company"), upon exercise of this Warrant and subject to the provisions and upon the terms and conditions hereinafter set forth.

                  SECTION 1. Term; Exercise of Warrant. Subject to the terms of this Warrant, the Holder shall have the right to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrant and payment to the Company of the Exercise Price (as defined below) then in effect for such Warrant Shares; provided, however, that such Warrant shall be exercised in minimum increments of 100,000 shares (as proportionately adjusted for any stock splits, stock dividends or the like). This Warrant is exercisable commencing at the opening of business on January 1, 1999 until 5:00 p.m., Eastern time on September 30, 2003. If not exercised prior to 5:00 p.m., Eastern time on September 30, 2003, this Warrant shall become void and all rights thereunder and all rights in respect thereof shall cease as of such time.

                  This Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 10 hereof) during normal business hours (9:00 a.m. to 5:00 p.m. Eastern
Time) this Warrant with the form of election to purchase duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Company of the Exercise Price (as defined in Section 3), subject to adjustment pursuant to Section 7, for the number of Warrant Shares in respect of which the Warrant is then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company or pursuant to the cashless exercise provisions set forth in Section 3.

                  Subject to the provisions of Section 2 hereof, upon such surrender of this Warrant and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrant together with cash as provided in
Section 8;

provided, however, that if any reclassification, consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (f) of Section 7 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrant and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrant in the manner described in this sentence together with cash as provided in Section 8. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant and payment of the Exercise Price.

                  The Warrant may be exercised, at the election of the Holder, either in full or from time to time in part (in minimum increments of 100,000). In the event that the Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrant, a new Warrant will be issued and delivered pursuant to the provisions of this Section.

                  All Warrants surrendered upon exercise of Warrants shall be canceled and disposed of by the Company.

                  So long as First USA or any assignee or transferee of the Warrant is a bank holding company or a subsidiary of a bank holding company (a "Bank Affiliate") as defined in the Bank Holding Company Act of 1956, as amended, or other applicable banking laws of the United States and the rules and regulations promulgated thereunder (the "Bank Holding Company Act"), no such Bank Affiliate shall acquire Common Stock of the Company by exercise of the Warrant or otherwise, without prior notice to or approval of the Federal Reserve Board, if after giving effect to such exercise, the Bank Affiliate would own more than five percent (5%) of the outstanding voting securities of the Company, or if such exercise or conversion would otherwise violate the Bank Holding Company Act. Shares of Common Stock may otherwise be acquired in the event that:

                  (i) The Company shall vote to merger or consolidate with or into any other person, and after giving effect to such merger or consolidation, the Bank Affiliate would not own more than 5% of the outstanding voting securities of the surviving corporation;

                  (ii) Holder desires to sell shares of Common Stock in connection with any proposed purchase of Common Stock by one or more other persons (other than a Bank Affiliate) in which no such person acquires more than two percent (2%) of the Company's Common Stock; or

                  (iii) Holder exercises registration rights pursuant to this Warrant and Warrant Agreement and agrees to sell the Common Stock pursuant to the registration statement resulting therefrom in a widely dispersed public offering.

                  SECTION 2. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants.

                  SECTION 3. Exercise Price. (a) The purchase price for each share of Common Stock deliverable upon exercise of this Warrant (the "Exercise Price") shall be determined as follows:

          Beginning (9:00 am)                      Ending (5:00 pm)                        Exercise Price
            January 1, 1999                          June 30, 1999                             $12.50
             July 1, 1999                          December 31, 1999                            $17.00
            January 1, 2000                       September 20, 2003                            $32.00

                  (b) In lieu of delivering the Exercise Price as set forth in subparagraph (a), the Holder may exercise this Warrant by conversion, in whole or in part (but in increments of not less than 100,000 shares), into shares of Common Stock, by instructing the Company in writing ("Notice of Conversion") to deliver to the Holder (without payment by the Holder of any Exercise Price or of any other cash or consideration) that number of shares of Common Stock equal to the quotient obtained by dividing:

                  (i) the value of this Warrant at the time the conversion right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the conversion right from the aggregate fair market value (as determined in accordance with Section 7 hereof) of the shares of Common Stock issuable upon exercise of this Warrant immediately prior to the exercise of the conversion right) by

                  (ii) the current fair market value (as determined in accordance with Section 7 hereof) of one share of Common Stock immediately prior to the exercise of the conversion right,

and multiplying the quotient so obtained by a fraction equal to the portion of this Warrant which the Holder desires to exercise.

                  The Notice of Conversion may be given by circling the appropriate option in the Notice of Exercise attached hereto.

                  SECTION 4. Mutilated or Missing Warrant Certificates. In case the Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity, if requested, also reasonably satisfactory to it.

                  SECTION 5. Valid Issuance of Warrant; Reservation of Warrant Shares.

                  The execution and delivery of this Warrant and Warrant Agreement and the issuance and sale of the Common Stock upon exercise of the Warrant pursuant to its terms (i) are within the corporate power and authority of the Company and (ii) have been duly authorized by all requisite corporate proceedings on the part of the Company. This Warrant and Warrant Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except that (i) such enforcement maybe subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The capitalization of the Company as of June 30, 1998 is as set forth in the Company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 1998.

                  The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of the Warrant, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of the outstanding Warrant.

                  The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose.

                  Before taking any action which would cause an adjustment pursuant to Section 7 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                  The Company covenants that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all documentary stamp taxes, and liens, charges and security interests with respect to the issue thereof.

                  SECTION 6. Delivery of Information; Obtaining Stock Exchange Listings.

                  (a) The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of this Warrant, will be listed on the principal securities exchanges and automated quotation systems within the United States of America, if any, on which other shares of Common Stock are then listed.

                  (b) During the term of this Warrant and Warrant Agreement, the Company agrees to provide to First USA (so long as it is a Holder): (i) copies of any of the following reports filed with the SEC: Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices or other information the Company generally makes available or provides to stockholders. The Company's obligation to provide any such information to First USA shall be satisfied by the electronic delivery of information to Clinton Walker at clintonwalker@firstusa.com and/or by facsimile to Clinton Walker at (302) 884-8361 (fax) and (302) 434-7677 (phone) or such other electronic address or telephone number as shall be provided in writing to the Company.

         SECTION 7. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of the Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 7. For purposes of this
Section 7, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

         (a) Adjustment for Change in Common Stock.

                  If the Company: (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares; or (iii) combines its outstanding shares of Common Stock into a smaller number of shares; then the Exercise Price in effect immediately prior to such action (and each Exercise Price provided for in Section 3 hereof) shall then be adjusted in accordance with the formula:

                          E* = E x O
                                  --
                                   A
Where:

         E*=     the adjusted Exercise Price
         E =     the current Exercise Price
         O =     the number of shares of Common Stock outstanding prior to such action
         A =     the number of shares of Common Stock outstanding immediately after such action

                  In the case of a dividend or distribution the adjustment shall become effective immediately after the payment date for such dividend or distribution, or the effective date of such other corporate action including, but not limited to, a subdivision or combination.

                  If after an adjustment the Holder upon exercise of the Warrant may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege, the number of shares issuable upon such exercise, and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 7.

                  Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) Adjustment for Rights Issue.

                  If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them at any time after the record date mentioned below to purchase shares of Common Stock at a price per share less than the Fair Market Value (as defined in Section 7(c)) per share on such record date relating to such distribution, the Exercise Price in effect immediately prior to such action (and each Exercise Price provided in Section 3 hereof) shall be adjusted in accordance with the formula:

                                    O +N x P
                                       -----
                          E* = E x       M
                                  ----------
                                    O + N

where:
E* =  the adjusted Exercise Price.
E  =  the current Exercise Price.
O  =  the number of shares of Common Stock outstanding on the record date.
N  =  the number of additional shares of Common Stock issuable upon exercise of the rights, options or warrants offered.
P  =  the exercise price per share of the additional shares issuable upon exercise of the rights, options or warrants.
M  =  the Fair Market Value per share of Common Stock on the record date.

                  The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

                  Notwithstanding the foregoing, if the Company distributes or issues rights to all holders of its Common Stock pursuant to a shareholder rights plan, then no adjustment shall be made pursuant to this Section 7(b) upon such distribution or issuance if, upon exercise of the Warrant, the Holder receives the same type and number of unexpired rights it would have received (as adjusted for any event described in Sections 7(a) or (f)) had it exercised the Warrant, and been a holder of the shares of Common Stock issuable upon exercise thereof, prior to the record date for such distribution or issuance.

         (c) Fair Market Value.

                  "Fair Market Value" per share of Common Stock or any other security (herein collectively referred to as a "Security") or for any other asset at any date shall be:

                  (1) if the Security is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the average of the daily Market Prices for each business day during the period commencing 30 business days before such date and ending on the date one day prior to such date or, if the Security has been registered under the Exchange Act for less than 30 consecutive business days before such date, then the average of the daily Market Prices for all of the business days before such date for which daily Market Prices are available. If the Market Price is not determinable for at least 15 business days in such period, the Fair Market Value of the Security shall be determined as if the Security was not registered under the Exchange Act; or

                  (2) if the asset or Security is not registered under the Exchange Act, (i) the value of the asset or Security determined in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arm's length transaction between the Company and a person other than an affiliate of the Company in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date, or (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the asset or Security determined pursuant to the procedures set forth in Section 7(h).

                  The "Market Price" for any Security on any business day means:
(i) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company, or (iii) if neither clause (i) nor (ii) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each business day, designated by the Company. If there are no such prices on a business day, then the Market Price shall not be determinable for such business day.

         (d) When De Minimis Adjustment May Be Deferred.

                  No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Section shall be made to the nearest cent or to the nearest 1/20th of a share, as the case may be.

         (e) When No Adjustment Required.

                  No adjustment shall be made for a transaction referred to in subsections (a) or (b) of this Section 7 if Holder is to participate in the transaction on a basis and with notice that is fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

                  No adjustment shall be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                  No adjustment shall be made for a change in the par value of the Common Stock.

                  To the extent this Warrant becomes convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         (f) Reorganization of Company.

                  If any reclassification of the Common Stock of the Company or any consolidation or merger of the Company with another entity, or the sale or lease of all or substantially all of the Company's assets to another entity shall be effected in such a way that holders of the Common Stock of the Company shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition precedent to such reclassification, consolidation, merger, sale or lease, lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and the terms and conditions specified in this Warrant, including, without limitation, the requirements set forth in
Section 6(b), and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable in such reclassification, consolidation, merger, sale or lease with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon the exercise of the rights represented hereby had such rights been exercised immediately prior thereto, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares of Common Stock purchasable and receivable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The successor corporation (if other than the Company) resulting from such reclassification, consolidation or merger or the corporation purchasing or leasing such assets shall assume by a supplemental Warrant, executed and mailed or delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase.

                  If the issuer of securities deliverable upon exercise of the supplemental Warrant is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant.

                  If this subsection (f) applies, subsections (a) and (b) of this Section 7 do not apply.

         (g) Adjustment in Number of Shares of Common Stock.

                  Upon each adjustment of the Exercise Price pursuant to this
Section 7, the Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest 1/20th of a share) obtained from the following formula:

                                  E*
                                  --
                         N* = N x E

where:
N*  =  the adjusted number of Warrant Shares issuable upon exercise of the
       Warrant by payment of the adjusted Exercise Price.
N   =  the number of Warrant Shares previously issuable upon exercise of the
       Warrant by payment of the Exercise Price prior to adjustment.
E*  =  the adjusted Exercise Price.
E   =  the Exercise Price prior to adjustment.

         (h) Disputes; Fair Market Value Determination.

                  If a dispute shall at any time arise between the Company and the Holder with respect to any matters hereunder including adjustments to the number of shares of Common Stock, the Exercise Price, or a determination as to Fair Market Value provided for herein, such dispute shall be conclusively determined by either the Holder and the Company agreeing on a single independent investment bank of recognized national standing to resolve the dispute or, if the Holder and the Company cannot agree on a single investment bank after an additional seven days, each of the Holder and the Company shall appoint an independent investment bank of recognized national standing with appropriate experience involving companies comparable to the Company and the dispute shall be mutually resolved by the two investment banks. If the two investment banks are not able to reach agreement within 20 days, then they shall within five days appoint a third independent investment bank of recognized national standing with appropriate experience involving companies comparable to the Company and the dispute shall be definitively resolved by such third investment bank within 20 days. Each party shall pay the costs, fees and expenses of its respective investment bankers and the parties shall split the costs of the third investment bank.

                  SECTION 8. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of the Warrant. The number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Fair Market Value on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

                  SECTION 9. Notices to the Holder. Upon any adjustment of the Exercise Price pursuant to Section 7, the Company shall promptly thereafter (i) cause to be filed with the Secretary of the Company a certificate setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of this Warrant and payment of the adjusted Exercise Price, and (ii) cause to be given to the Holder written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 9.

                  In case:

                  (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                  (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends or distributions payable in shares of Common Stock); or

                  (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of all or substantially all of the properties and assets of the Company, or of any reclassification or change of Common Stock issuable upon exercise of the Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) the Company proposes to take any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b) or
         (c) of Section 7 and if the Company does not arrange for the Holder to participate pursuant to subsection (f) of Section 7, or if the Company takes any action that would require a supplemental Warrant pursuant to subsection (f) of Section 7;

then the Company shall cause to be given to the Holder, prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up; provided, however, that the Holder shall not be entitled to receive notice prior to any public announcement thereof by the Company. The failure to give the notice required by this Section 9 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

                  Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

                  SECTION 10. Notices to Company and the Holder. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier or by facsimile transmission (with receipt confirmed), or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged), as follows:

                  If to the Company:

                           CyberCash, Inc.
                           2100 Reston Parkway
                           Reston, Virginia  20191
                           Telecopy No.: (703) 264-5928

                  With a copy to:

                           Hogan & Hartson, L.L.P.
                           111 South Calvert Street, 16th Floor
                           Baltimore, Maryland 21202
                           Attn:  Amy Bowerman Freed, Esquire
                           Telecopy No.: (410) 539-6981

                  If to the Holder:

                           First USA Bank
                           201 N. Walnut Street
                           Wilmington, Delaware 19801
                           Attn: Clinton Walker
                           Telecopy No.: (302)-884-8361

                  With a copy to:

                           Wilmer, Cutler & Pickering
                           2445 M Street, NW
                           Washington, D.C. 20037
                           Attn: Russell J. Bruemmer
                           Telecopy No.: (202) 663-6363

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

                  SECTION 11. Supplements and Amendments. The Company may not supplement or amend this Warrant without the prior written approval of the Holder.

                  SECTION 12. Successors and Assignment. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder. This Warrant is not assignable or transferable by the Holder except in increments of 100,000 Warrant Shares or by operation of law.

                  SECTION 13. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said State, excluding choice of law provisions.

                  SECTION 14. Benefits of This Warrant. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant; but this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

                  SECTION 15. Demand and Piggy Back Registrations.

                           (a) Subject to the provisions of this Section 15, one
or more Holders of at least 51% of the Common Stock issuable upon exercise of Warrants 98-1, 98-2 and 98-3 (the "Registrable Securities") may make one request (the "Demand Request") registration for sale under the Securities Act of the Registrable Securities, provided that such Holders request registration for sale of a number of shares which represents at least 51% of the total number of shares of Common Stock held by all Holders on the date of such Demand Request. The Company shall thereafter, as expeditiously as practicable, use its best efforts to file with the SEC under the Securities Act of 1933 (the "Securities Act") a registration statement on the appropriate form covering all Registrable Securities specified in the Demand Request (the "Registration Statement"). The Demand Request shall specify the intended methods of disposition thereof and the information required by Item 507 of Regulation S-K under the Securities Act. Upon such Demand Request, subject to this Section 15, the Company shall use its best efforts to promptly effect the registration of such Registrable Securities under (i) the Securities Act, and (ii) if applicable, the blue sky laws of such jurisdictions as any Holder of such Registrable Securities requesting such registration or any underwriter, if any, may reasonably request. The Company shall be deemed to have effected a Demand Registration if the Registration Statement relating to such Demand Request is filed with the SEC but the requesting Holders inform the Company that they desire that the Registration Statement be withdrawn or abandoned; provided, however, that such withdrawal does not result from action or inaction on the part of the Company that has materially and adversely affected the value of such registration to the participating Holders, or if the Registration Statement is declared effective by the SEC and remains effective until the earlier of the date on which (i) all the Registrable Securities subject to such Registration Statement have been disposed of, (ii) nine months have elapsed from the date of such effectiveness or (iii) the Registrable Securities are eligible for resale under Securities Act Rule 144(k). If at any time or from time to time during the time period applicable to the Demand Registration any of the Holders of the Registrable Securities covered by a Registration Statement desire to sell Registrable Securities in an underwritten offering, the investment banker or investment bankers that will manage the offering will be selected by the Holders of at least 51% of the Registrable Securities included in such offering; provided that the selection of any such investment banker or investment bankers is subject to the approval and consent by the Company. The Company shall not be required to file any Registration Statement pursuant to this Section 15(a) for a deferral period of up to 120 days if the Board of Directors of the Company in good faith determines that such registration would interfere with any proposed offering of shares of the Company's capital stock, pending financing transaction, or acquisition, corporate reorganization or other significant transaction involving the Company.

                  (b) If the Company proposes to make a registered public offering of any of its Common Stock under the Securities Act (except for offerings on Forms S-4, S-8 or any successor forms), the Company agrees on each such occasion during the term of this Warrant, subject to the provisions of this
Section 15, to give written notice of the proposed registration to Holder, not less than 15 days prior to the proposed filing date of the registration statement, and at the written request of Holder delivered in writing to the Company within 10 days after the receipt of said notice, the Company agrees, subject to the provisions of this Section 15, to include in the registration statement and offering, and in any underwriting of the offering, all Warrant Shares as may have been designated in the Holder's request.

                  (c) Underwriter Discretion. If a registration in which the Holder has the right to participate pursuant to this Section 15 is an underwritten registration on behalf of the Company, and the managing underwriters advise the Company, that, in their opinion, the number of securities requested to be included in the registration exceeds the number which can be sold in the offering, the Company shall allocate the number of shares to be included in the registration statement as follows: (i) first, all of the securities of the Company proposed to be sold by the Company, (ii) second, stockholders, optionholders or warrantholders with registration rights in existence as of January 1, 1999; and (iii) third, the Common Stock requested to be sold by Holder and all other requesting Holders of Warrants issued on January 1, 1999, reduced, pro rata, in accordance with the percentage interests in the Company held by each of them.

                  (d) Information Required. The Company shall have no obligation to include shares of Common Stock owned by Holder in a registration statement pursuant to this Section 15, unless and until the Holder shall have furnished the Company with all information and statements about or pertaining to Holder in the reasonable detail and on a timely basis as is reasonably deemed by the Company to be necessary or appropriate with respect to the preparation of the registration statement.

                  (e) Hold-back. In the event that the Company effects an underwritten public offering of any security, the Holder agrees, if requested by the managing underwriters, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Common Stock (except as part of the underwritten offering) during the 90-day period commencing with the effective date of the registration statement for the offering.

                  (f) Expenses. If, pursuant to Section 15 hereof, shares of Common Stock owned by any Holder are included in a registration statement, the Holder shall pay all transfer taxes, if any, relating to the sale of its shares, the fees and expenses of its own counsel, and its pro rata portion of any underwriting discounts or commissions or the equivalent thereof. The Company agrees to pay all expenses incident to the registration including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, underwriting discounts, fees and expenses (other than the Holder's pro rata portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants and other persons retained by the Company.

                  (g) Indemnification. In the event that any shares of Common Stock owned by a Holder are sold by means of a registration statement pursuant to this Section 15, the Company agrees to indemnify and hold harmless the Holder, each of its officers and directors, and each person, if any, who controls or may control the Holder within the meaning of the Securities Act (the Holder, its officers and directors., and any other persons being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements, asserted against, resulting to, imposed upon or incurred by the Indemnified Person, directly or indirectly (hereinafter referred to in this Section 15 or, the singular as a "claim" and in the plural as "claims"), based upon, arising out of or resulting from any untrue statement of a material fact obtained in the registration statement or any omission to state therein a material fact necessary to make the statement made therein, in the light of the circumstances under which they were made, not misleading, except insofar as the claim is based upon, rises out of or results from information furnished to the Company in writing by the Holder for use in connection with the registration statement. The Holder agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls or may control the Company within the meaning of the Securities Act (the Company, it's officers and directors, and any other persons also being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all claims based upon, arising out of or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they were made, not misleading, to the extent that the claim is based upon, arises out of or results from information furnished to the Company in writing by the Holder for use in connection with the registration statement. Promptly after actually receiving definitive notice of any claim in respect of which an Indemnified Person may seek indemnification under this Section 15, the Indemnified Person shall submit written notice thereof to either the Company or the Holder, as the case may be (sometimes being hereinafter referred to as an "Indemnifying Person"). The omission of the Indemnified Person to so notify the Indemnifying Person of any claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) the liability was caused or increased by the omission, or (b) the ability of the Indemnifying Person to reduce the liability was materially adversely affected by the omission. In addition, the omission of the Indemnified Person so to notify the Indemnifying Person of any claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement (without admitting liability of the Indemnified Person) of and the claim asserted, the defense, compromise or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, whom counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner. In the event the Indemnifying Person shall elect not to undertake the defense by its own representatives, the Indemnifying Person shall give prompt written notice of the election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person. In the event that any claim shall arise out of a transaction or cover any period or periods wherein the Company and the Holder shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its own counsel and bearing its own expenses, defend the claim, and no settlement or compromise of the claim may be made without the joint consent or approval of the Company and the Holder. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any claim if the settlement is effected without the consent of the Indemnifying Person (which consent shall not be unreasonably withheld).

                  (h) Termination of Registration Rights. The Company's obligations and the Holder's rights under this Section 15 shall terminate if, in the reasonable opinion of the Company, the shares of Common Stock issuable upon exercise of the Warrant pursuant to Section 3(b) hereof would be eligible for resale by the Holder under Securities Act Rule 144(k).

                  SECTION 16. Counterparts. This Warrant and Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                           [Signature Page To Follow]

Date:  November 6, 1998                CyberCash, Inc.



                                       By: /s/ JAMES J. CONDON
------------------------                  -------------------------------------
                                          Name:  James J. Condon
                                          Title: Chief Financial Officer

RECEIVED BY:

                                       First USA Bank


                                       By:
------------------------                  -------------------------------------
                                          Name:
                                          Title:

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise Of Warrant)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to receive _________ shares of Common Stock and herewith tenders (a) payment for such shares to the order of CyberCash, Inc. in the amount of $_____ in accordance with the terms hereof or (b) elects to exercise its right of conversion set forth in Section 3(b) of the attached warrant. The undersigned requests that a certificate for such shares be registered in the name of _______________________________________, whose address is _______________________________ and that such shares be delivered to ________________ whose address is _________________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such Warrant be delivered to _________________, whose address is __________________.

                  The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

                  The undersigned is an "accredited investor" as defined in Securities and Exchange Commission Rule 501(a) pursuant to the Securities Act, as amended.


                                            Signature:
                                                      -------------------------



Date:
     -------------------



                                       Signature Guaranteed:
                                                            -------------------

                                       19